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                                                             Exhibit 23.1a.


                Letterhead of KENNY S&P EVALUATION SERVICES
                    A Division of J.J. Kenny Co., Inc.

                                                         September 28, 1995



Dean Witter Reynolds Inc.
Two World Trade Center
New York, NY  10048

                   Re:  Dean Witter Select Government Trust,
                        U.S. Treasury Series 5

Gentlemen:

            We have examined the post-effective Amendment to the Registration Statement File No. 33-27906 for the above-captioned trust. We hereby acknowledge that Kenny S&P Evaluation Services, a division of J.J. Kenny Co., Inc. is currently acting as the evaluator for the trust. We hereby consent to the use in the Registration Statement of the references to Kenny S&P Evaluation Services, a division of J.J. Kenny Co., Inc. as evaluator.

            You are hereby authorized to file a copy of this letter with the Securities and Exchange Commission.

                                    Sincerely,



                                    Frank A. Ciccotto
                                    Frank A. Ciccotto
                                    Vice President




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                                                              EXHIBIT 23.1b.











                      CONSENT OF INDEPENDENT AUDITORS


We consent to the use of our report dated September 8, 1995, accompanying the financial statements of the Dean Witter Select Government Trust U.S. Treasury Series 5 included herein and to the reference to our Firm as experts under the heading "Auditors" in the prospectus which is a par of this registration statement.



DELOITTE & TOUCHE LLP



September 28, 1995
New York, New York





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                                                             Exhibit 23.1d.
             Letterhead of Standard & Poor's Ratings Services,
               A Division of The McGraw-Hill Companies, Inc.

                                                         September 28, 1995



Dean Witter Reynolds, Inc.
Two World Trade Center
New York, New York  10048

            Re:   Dean Witter Select Government Trust,
                  U.S. Treasury Series 5


            We have received the post-effective amendment to the registration statement SEC file number 33-27906 for the above captioned trust.

            Because the portfolio is composed solely of U.S. Treasury obligations fully guaranteed as to principal and interest by the full faith and credit of the United States, we reaffirm the assignment of an "AAA" rating to the units of the fund.

            You have permission to use the name of Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc. and the above-assigned rating in connection with your dissemination of information relating to these units, provided that it is understood that the rating is not a "market" rating nor a recommendation to buy, hold, or sell the units of the trust. Further, it should be understood the rating does not take into account the extent to which fund expenses or portfolio asset sales for less than the fund's purchase price will reduce payment to the unit holders of the interest and principal required to be paid on the portfolio assets. Standard & Poor's reserves the right to advise its own clients, subscribers, and the public of the rating. Standard & Poor's relies on the sponsor and its counsel, accountants, and other experts for the accuracy and completeness of the information submitted in connection with the rating. Standard




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                                    -2-



& Poor's does not independently verify the truth or accuracy of any such information.

            This letter evidences our consent to the use of the name of Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc. in connection with the rating assigned to the units in the post-effective amendment referred to above. However, this letter should not be construed as a consent by us, within the meaning of Section 7 of the Securities Act of 1933, to the use of the name of Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc. in connection with the ratings assigned to the securities contained in the trust. You are hereby authorized to file a copy of this letter with the Securities and Exchange Commission.

            Please be certain to send a copy of your final prospectus as soon as it becomes available. Should we not receive it within a reasonable time after the closing or should it not conform to the representations made to us, we reserve the right to withdraw the rating.

            We are pleased to have had the opportunity to be of service to you. Our bill will be sent to you within one month.
If we can be of further help, please do not hesitate to call upon us.

                                    Sincerely,



                                    Sanford B. Bragg
                                    Sanford B. Bragg
                                    Managing Director